IPO Detail

Nicholas Applegate Institutional Funds							Period: June 1 - September 30, 2002

			RULE 10f-3 TRANSACTION SUMMARY

Date	Fund	Security	Symbol	Price	Shares	Executing Broker	Affiliated Broker
9/25/02	Value	Duke Energy	DUK	$ 18.35	34,300	Morgan Stanley	Credit Lyonnais and Dresdner Kleinwort Wasserstein

Last Updated on 11/22/02
By BS51955